Exhibit 24.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the American Stores Company Supplemental Executive Retirement Plan of our report dated March 18, 1998, with respect to the consolidated financial statements of American Stores Company incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.

                              Ernst & Young LLP

Salt Lake City, Utah
July 10, 1998